UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 20, 2009

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-33057

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	76-0837053
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

355 Alhambra Circle, Suite 1370

Coral Gables, Florida 33134

(Address Of Principal Executive Offices)

(305) 529-2522

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Catalyst Pharmaceutical Partners, Inc. (the “Company”) granted stock options to certain of the Company’s officers, employees, directors, and consultants pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”). The stock options were issued at an exercise price of $0.90 per share, the closing price of the Company’s common stock on the Nasdaq Capital Market on October 20, 2009 (the date on which the stock option grants were approved).

The decision to grant these additional stock options was made by the Committee based on its views as to the importance of retaining and motivating the Company’s key managers with long-term compensation opportunities that are not payable in cash. Further, the decision to request that certain officers, employees and consultants agree to the cancellation of certain of their out-of-the- money stock options was made in an effort to keep the total number of stock options outstanding within a range that the Committee believed appropriate under the circumstances.

Stock options to purchase an aggregate of 755,000 shares of the Company’s authorized but unissued common stock were granted to certain Company officers, employees and consultants. This included the following grants: (i) a grant of options to purchase 150,000 shares to Patrick J. McEnany, the Company’s Chairman, President and Chief Executive Officer, (ii) a grant of options to purchase 175,000 shares to Steven Miller, the Company’s Chief Scientific Officer, (iii) a grant of options to purchase 125,000 shares to Douglas Winship, the Company’s Vice President of Regulatory Operations, (iv) a grant of options to purchase 125,000 shares to Jack Weinstein, the Company’s Chief Financial Officer, (v) a grant of options to purchase 90,000 shares to Alicia Grande, the Company’s Chief Accounting Officer, and (vi) a grant of options to purchase 75,000 shares to Charles O’Keeffe, a consultant to the Company and a member of the Company’s Board of Directors, for his services as a consultant. The new stock options granted to Company officers, employees and consultants will vest over a two year period.

In connection with such grants, certain Company officers, employees and consultants have voluntarily agreed to the cancellation of certain of the stock options that they previously held to purchase an aggregate of 743,688 shares of the Company’s common stock.

Additionally, the Committee granted options to purchase 30,000 shares of the Company’s common stock to each of the Company’s directors and to the Company’s corporate secretary (aggregating options to purchase 180,000 shares). These stock option grants vested immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/S/ JACK WEINSTEIN
Jack Weinstein
Vice President, Treasurer and CFO

Dated: October 23, 2009